DRAFT

September 10, 2003

Oppenheimer Growth Fund
6803 South Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization
between OSM Mercury Advisor Focus Growth Fund (Focus) and
Oppenheimer Growth Fund (Growth) which is attached as
Exhibit A of Focus' Registration Statement under the
Securities Act of 1933 on Form N-14 filed with the
Securities and Exchange Commission on September 10, 2003
concerning the acquisition by Growth of substantially all
of the assets of Focus solely for voting shares of
beneficial interest in Growth, followed by the distribution
of such shares in exchange for all of the outstanding
shares of Focus.

Section 368(a)(1)(C), IRC provides that, when determining
whether the exchange is solely for stock, the assumption by
Growth of a liability of Focus shall be disregarded.

The managements of both Growth and Focus have represented
to us that there is no plan or intention by any shareholder
of Focus who owns 5% or more of the outstanding shares of
Focus and, to the best of their knowledge, there is no plan
or intention on the part of the remaining shareholders of
Focus to redeem, sell, exchange, or otherwise dispose of
Growth shares to Growth, other than in the ordinary course
of business.

Management of each fund has further represented to us that,
as of the date of the exchange, both Growth and Focus will
qualify as regulated investment companies or will meet the
diversification test of Section 368(a)(2)(F)(ii), IRC, and
that a significant portion (as contemplated by Regulation
Section 1.368-1(d)(3), IRC) of Focus's existing assets will
continue to be held beyond the date of the transaction and
liquidated only in the ordinary course of business.

In our opinion, the federal tax consequences of the
transaction, if carried out in the manner outlined in the
Agreement and in accordance with the above representations,
should be as follows:

   1. The transactions contemplated by the Agreement should
      qualify as a tax-free "reorganization" within the
      meaning of Section 368(a)(1) of the Internal Revenue
      Code of 1986, as amended, and under the regulations
      promulgated thereunder.
   2. Growth and Focus should each qualify as a "party to a
      reorganization" within the meaning of Section
      368(b)(2).
   3. No gain or loss should be recognized by the
      shareholders of Focus upon the distribution of shares
      of beneficial interest in Growth to the shareholders
      of Focus pursuant to Section 354.
   4. Under Section 361(a) no gain or loss should be
      recognized by Focus by reason of the transfer of its
      assets solely in exchange for shares of Growth.

                           DRAFT

Oppenheimer Growth Fund

   5. Under Section 1032 no gain or loss should be
      recognized by Growth by reason of the transfer of
      Focus assets solely in exchange for shares of Growth.
   6. The stockholders of Focus should have the same tax
      basis and holding period for the shares of beneficial
      interest in Growth that they receive as they had for
      the stock of Focus that they previously held,
      pursuant to Sections 358(a) and 1223(1), respectively.
   7. The securities transferred by Focus to Growth should
      have the same tax basis and holding period in the
      hands of Growth as they had for Focus, pursuant to
      Sections 362(b) and 1223(1), respectively.

This opinion is based solely upon:

      a. the representations, information, documents, and
         facts that we have included or referenced in this
         opinion letter;
      b. our assumption (without independent verification)
         that all of the representations and all of the
         originals, copies, and signatures of documents
         reviewed by us are accurate, true, and authentic;
      c. our assumption (without independent verification)
         that there will be timely execution and delivery
         of and performance as required by the
         representations and documents;
      d. the understanding that only the specific Federal
         income tax issues and tax consequences opined upon
         herein are covered by this tax opinion, and no
         other federal, state, or local taxes of any kind
         were considered;
      e. the law, regulations, cases, rulings, and other
         tax authority in effect as of the date of this
         letter. If there are significant changes in or to
         the foregoing tax authorities (for which we shall
         have no responsibility to advise you), such
         changes may result in our opinion being rendered
         invalid or necessitate (upon your request) a
         reconsideration of the opinion;
      f. your understanding that this opinion is not
         binding on the IRS or the courts and should not be
         considered a representation, warranty, or
         guarantee that the IRS or the courts will concur
         with our opinion; and
      g. your understanding that this opinion letter is
         solely for your benefit, is limited to the
         described transaction, and may not be relied upon
         by any other person or entity.

Very truly yours,